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                                                                    Exhibit 99.R

                                                                       EXHIBIT A

                                 CODE OF ETHICS

                                       OF

                          BRANTLEY CAPITAL CORPORATION


1.      Legal Requirement; Purpose.

        Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by associated persons of such companies. Section 204A of the Investment Advisers Act of 1940, as amended ("Advisers Act"), requires every registered investment adviser to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser.

                The purpose of this Code of Ethics is to provide regulations and procedures consistent with the 1940 Act, Rule 17j-1 thereunder and Section 204A of the Advisers Act. This Code has been designed to give effect to the general prohibitions set forth in Rule 17j-1(a) under the 1940 Act. Rule 17j-1(a) under the 1940 Act makes it unlawful for any officer, director or affiliated person of Brantley Capital Corporation (the "Company"), or any officer, director or affiliated person of Brantley Capital Management, L.L.C., the Company's investment adviser (the "Adviser"), in connection with the purchase or sale, directly or indirectly, by such person of a security "held or to be acquired" (as defined below) by the Company:

                (1) To employ any device, scheme or artifice to defraud the Company;

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                (2)     To make to the Company any untrue statement of a
        material fact or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company; or

                (4) To engage in any manipulative practice with respect to the Company.

                A security is "held or to be acquired" if within the most recent 15 days it (i) is or had been held by the Company, or (ii) is being or has been considered by the Company or the Adviser for purchase by the Company. A purchase or sale of a security includes the writing of an option to purchase or sell, and any short sale, in addition to an actual purchase or sale.

                In addition to the specific prohibitions contained herein, it is the general policy of the Company that all "Access Persons" (as defined below) shall conduct their personal investment activities in a manner consistent with the following general fiduciary principles:

                (a) the duty at all times to place the interests of the Company first, including the interests of shareholders of the Company;

                (b) the requirement that all personal securities transactions be conducted in such a manner as to avoid any actual or potential conflict of interest, any abuse of an individual's position of trust and responsibility or any appearance of a conflict of interest; and

                (c) the fundamental standard that an Access Person should not take inappropriate advantage of his or her position with the Company or the Adviser.



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                In addition, this Code of Ethics sets forth procedures to deter the misuse of material, nonpublic information, which procedures are set forth in the Policy Statement on Insider Trading set forth in Appendix I attached hereto. The provisions of this Code of Ethics and the attached Policy Statement on Insider Trading are in addition to, and not a substitute for, the Guide for Trading in Brantley Securities by Officers and Directors, or any successors thereto, which Officers and Directors Guide shall apply to, and govern the actions of, the officers and directors of the Company described therein. While the Offices and Directors Guide is designed to cover transactions by insiders in Company securities, this Code of Ethics is designed to regulate the trading activities of Access Persons in "Covered Securities" (as defined below).


2.      Company Policy and Prohibitions.

        It is the policy of the Company that no Access Person of the Company shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1(a) set forth above. In furtherance of this policy, the Company has determined that:

                (a) (i) An "Access Person" is each director or officer of the Company or the Adviser, and each employee (if any) of the Company or the Adviser who in connection with his or her regular duties obtains information about the purchase or sale of a security by the Company or whose functions relate to the making of recommendations with respect to such purchases and sales, and any person in a control relationship to the Company.

                        (ii) "Beneficial ownership" of a security is determined in the same manner as it would be for the purpose of
                        Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except


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                        that such determination should apply to all securities.
                        See Annex A attached hereto for a further discussion of beneficial ownership.

                        (iii) "Security" has the meaning set forth in Section 2(a)(36) of the 1940 Act, and for the purpose of this Code of Ethics, is limited to those securities ("Covered Securities") which the Company is permitted to acquire pursuant to its investment policies and objectives, initially described in the Company's Prospectus, dated November 26, 1996, and as may be amended or modified from time to time.

                (b) A director who is not an "interested person" within the meaning of the 1940 Act shall not purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

                        (i) is being considered for purchase or sale by the Company; or

                        (ii)    is being purchased or sold by the Company.

                (c) No Access Person, other than a disinterested director, may purchase or sell, directly or indirectly, any Covered Security without obtaining pre-clearance of such purchase or sale from the Company's Compliance Officer. Any Access Person desiring to effect such a purchase or sale, or any disinterested director who is precluded by the provisions of Section 2(b) from effecting a purchase or sale, shall request pre-clearance by providing the Compliance Officer with the name of the issuer of the desired Covered Security, the ticker symbols and number of securities, a description of the means in which proposed transaction is to be effected and such other information as the Compliance Officer may request to facilitate the pre-clearance process. The Compliance Officer shall




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        consult with other personnel of the Adviser and with counsel to the
        Company, if appropriate, and shall, in determining whether or not to pre-clear the requested trade, consider, among other factors, whether or not the Company has, or should have, an interest or a position in the desired Covered Security and whether the requested trade would adversely affect the Company. The Compliance Officer will collect such information as is necessary to support the pre-clearance decision and shall confirm or deny the pre-clearance request, with or without conditions as to, among other things, timing or number of securities, in each case as promptly as possible. Trades that have been pre-cleared pursuant to this Section 2(c) shall nonetheless be subject to Section 2(g) of this Code of Ethics.

                (d) No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Company) any information regarding securities transactions by the Company or consideration by the Company or the Adviser of any securities transactions.

                (e) No Access Person shall recommend any securities transactions by the Company without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation (i) his or her direct or indirect beneficial ownership of any securities of such issuer, (ii) any contemplated transaction by such person in such securities, (iii) any position with such issuer or its affiliates and (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other.

                (f) No Access Person (other than a disinterested director) may purchase, directly or indirectly, any Covered Security in a private placement of that Covered




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        Security. No Access Person (other than a disinterested director) may purchase, directly or indirectly, any Covered Security during the initial public offering of that Covered Security, without the express prior approval of the Company's Compliance Officer. Any such prior approval will be granted, in the Compliance Officer's discretion, after taking into account, among other factors, whether the investment opportunity to be acquired should be considered on behalf of the Company and whether such opportunity is being offered to an individual by virtue of his or her position with the Company or the Adviser.


                (g) Subject to and notwithstanding the provisions of Section 2(b), no Access Person may execute a securities transaction in a Covered Security on a day during which the Company has a pending "buy" or "sell" order in the same Covered Security until that order is executed or withdrawn. In addition, an "investment person" (as defined below) may not buy or sell a security within 14 calendar days before or after the Company trades in that security; provided, however, that an investment person may sell a security within 14 calendar days after the Company executed a sales transaction in that same security if the portfolio no longer has any position in that security. Any profits realized by any Access Person or investment person in contravention of this subsection must be disgorged to the Company. For the purposes of this Code of Ethics, an "investment person" is an Access Person who, in the course of his regular duties, is involved with the day-to-day investment decisions regarding the Company's purchases and sales of securities.

                (h) No Access Person, other than a disinterested director, may seek or accept gifts, favors, preferential treatment or valuable consideration of more than a de minimis nature from a broker-dealer or other companies or persons that do business with or have


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        proposed doing business with the Company or any company in a control relationship with the Company. For purposes of this subsection, de minimis is defined as reasonable and customary business entertainment, such as lunch or dinner or tickets to sporting or cultural events but does not include trips without any business content.

                (i) No Access Person of the Company (other than a disinterested director) or officer or employee of the Adviser may serve on the board of directors of any publicly traded company, absent prior authorization by the Company's Compliance Officer, which authorization shall be given following a determination that the board service would be consistent with the interests of the Company and that adequate procedures exist, where appropriate, to ensure isolation from those making investment decisions.

                (j) In making determinations pursuant to this Code of Ethics, the Company's Compliance Officer may consult with counsel for the Company or the Adviser and shall take into account such factors and considerations as he or she feels necessary or appropriate to further the purpose of this Code of Ethics. The Compliance Officer's determinations under this Code of Ethics shall be final and binding.

3.      Exempted Transactions.

        The prohibitions of Section 2, above, shall not apply to:

                (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

                (b) Purchases or sales which are non-volitional on the part of either the Access Person or the Company.

                (c) Purchases which are part of an automatic dividend reinvestment plan.

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                (d)     Purchases effected upon the exercise of rights issued by
        an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                (e) Purchases and sales of securities issued or guaranteed as to principal and interest by the government of the United States, short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act, banker's acceptances, bank certificates of deposit, commercial paper and other money market or short term instruments, including so-called "money market funds" investing solely in such securities, notwithstanding the Company's purchase of, or ability to purchase, such securities.


D.      Reporting Procedures.


                1. In order to provide the Company with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-1(a) are being observed by its Access Persons:

                (a) Each Access Person of the Company, other than a disinterested director, shall submit reports in the form attached hereto as Exhibit A to the Company's Compliance Officer showing all transactions in Covered Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. Such reports shall be filed no later than 10 days after the end of each calendar quarter in which the transaction to which the report relates was effected, but need not show transactions over which such person had no direct or indirect influence or control.


                (b) Each disinterested director shall submit the same quarterly report as required under subsection (a), but only for a transaction in a Covered Security when he



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        or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a director, should have known that, during the 15-day period immediately preceding or after the date of the transaction, such security is or was purchased or sold, or considered for purchase or sale, by the Company or the Adviser.

                No report is required if such disinterested director had no direct or indirect influence or control over the transaction.

                2. The Company's Compliance Officer shall report to the Board of Directors:

                (a) any transaction, whether or not required to be reported pursuant to this Code of Ethics, that the Compliance Officer believes may evidence a violation of this Code of Ethics; and

                (b) apparent violations of the reporting requirements contained in this Code of Ethics.

                3. The Board of Directors shall consider reports made to it hereunder and shall determine whether the policies established in
        Section 2 have been violated, and what sanctions, if any should be imposed. The Board of Directors shall review the operation of this Code of Ethics at least once a year.

                4. All Access Persons are required by this Code of Ethics to read and familiarize themselves with their responsibilities under this Code of Ethics and the Policy Statement on Insider Trading attached hereto as Appendix I. All Access Persons shall certify annually that they have read and understand this Code of Ethics and the Policy Statement, and that they have complied with the requirements thereof, and the Company's Compliance Officer shall maintain a copy of each executed Acknowledgement.

                6. This Code of Ethics, a copy of each report by an Access Person, any written report hereunder by the Company's Compliance Officer and background material relative




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        hereto, and lists of all persons required to make reports shall be preserved with the Company's records for the period required by Rule 17j-1.




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                                     ANNEX A

         The term "beneficial ownership" of securities includes not only ownership of securities held by an Access Person for his or her own benefit, whether in bearer form or registered in his or her own name or otherwise, but also ownership of securities held for his or her benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators or trustees (including trusts in which he or she has only a remainder interest), and securities held for his or her account by pledgees, securities owned by a partnership in which he or she is a partner, and securities owned by any corporation which he or she should regard as as a personal holding corporation. Correspondingly, this term excludes securities held by an Access Person for the benefit of someone else.

         Ordinarily, the term "beneficial ownership" does not include securities held by executors or administrators in estates in which an Access Person is a legatee or beneficiary unless there is a specific legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

         Securities held in the name of another person should be considered as "beneficially owned" by an Access Person when the Access Person enjoys "benefits substantially equivalent to ownership." The Securities and Exchange Commission has taken the position that although the final determination of beneficial ownership is a question to be determined in light of the facts of a particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Generally, you should consider yourself the beneficial ownership of securities held by your spouse, your minor children or a relative who shares your home. Absent special circumstances, such relationships are ordinarily presumed to result in you obtaining benefits substantially equivalent to ownership, for example, application of the income derived from such securities to maintain a common home, to meet expenses which you otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

         An Access Person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement or other arrangement, he or she obtains therefrom benefits substantially equivalent to those of ownership. Moreover, the fact that the holder is a relative of a spouse and sharing the same home as an Access Person may in itself indicate that the Access person would obtain benefits substantially equivalent to those of ownership from securities held in the name of such relative. Thus, absent countervailing facts, it is expected that securities held by relatives who share the same home as an Access Person will be treated as being beneficially owned by the Access Person.

         An Access Person also is regarded as the beneficial owner of securities held in the name of a spouse, children or other person or persons, even though he or she does not obtain therefrom the aforementioned benefits of ownership, if he or she can vest or revest title in himself or herself currently or at some future time.



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                                   Appendix I

                       POLICY STATEMENT ON INSIDER TRADING

A.       Introduction

         Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include substantial fines and/or imprisonment. The Securities and Exchange Commission ("SEC") can recover the profits gained or losses avoided through the violative trading, a penalty up to three times the illicit windfall and an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

         This Policy Statement is intended to implement and communicate procedures to deter the misuse of material, non-public information in securities transactions. Regardless of whether a government inquiry occurs, Brantley Capital Corporation (the "Company") and Brantley Capital Management, L.L.C. (the "Adviser") view seriously any violation of this Policy Statement. Such violations may constitute grounds for disciplinary sanctions, including dismissal.

B.       Scope of the Policy Statement

         This Policy Statement is drafted broadly; it will be applied and interpreted in a similar manner. This Policy Statement applies to securities trading and information handling by directors, officers, and employees of the Company, the Adviser and its affiliates (including spouses, minor children, and adult members of their respective households).

         All questions relating to the Policy Statement to the Company's Compliance Officer. You also must notify the Company's Compliance Officer immediately if you have any reason to believe that a violation of the Policy Statement has occurred or is about to occur.

C.       Policy Statement

         No person to whom this Policy Statement applies may trade any security, either personally or on behalf of others, while in possession of material, nonpublic information regarding or affecting such security; no personnel of the Adviser may communicate material, nonpublic information to others in violation of the law.



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         1.       What is Material Information?

                  Information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a high fact-specific inquiry. For this reason, any questions about whether information is material should be directed to the Compliance Officer, who may consult counsel to assist in his determinations.

         Material information often relates to a company's results and operations including, for example, dividend changes, earning results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

         Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material.

         2.       What is Nonpublic Information?

                  Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, Bloomberg, the Dow Jones "tape" or the Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

         3.       Identifying Inside Information

                  Before executing any trade for yourself or others, including the Company, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

                  (i) Report the information and proposed trade immediately to the Compliance Officer.

                  (ii) Do not purchase or sell the securities on behalf of yourself or others, including the Company.

                  (iii) Do not communicate the information inside or outside the Company or the Adviser, other than to the Compliance Officer.


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                  (iv)     After the Compliance Officer has reviewed the issue
                           and consulted counsel, the Compliance Officer will determine whether the information is material and nonpublic and, if so, what action the Adviser or the individual identifying such information, as the case may be, should take.

         4.       Contact the Public Companies

                  The contacts of the Adviser and its affiliates with public companies represent an important part of the Adviser's research efforts with respect to its public company investments.

The Adviser may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly-available information. Difficult legal issues arise, however, when, in the course of these contacts, an employee or other person subject to this Policy Statement becomes aware of material, nonpublic information, whether accidentally or intentionally. In such situations, the Adviser must make a judgment as to appropriate further conduct. To protect yourself, the Adviser and the Company, you should contact the Chief Compliance Officer immediately if you believe that you may have received material, nonpublic information.




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                                 ACKNOWLEDGEMENT

         I have read and understand the Code of Ethics (the "Code") and the accompanying Policy Statement on Insider Trading (the "Policy") of Brantley Capital Corporation. I certify that I have complied with the Code and Policy and will continue to comply with the Code and Policy. I understand that any violation of the Code or Policy may lead to sanctions, including, where appropriate, dismissal.



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Signature                                          Date



--------------------------------
Name




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                                                                      EXHIBIT A



                          BRANTLEY CAPITAL CORPORATION

                          Securities Transaction Report

                  For the Calendar Quarter Ended:   -------------
                                                    (mo./day/yr.)


         To the Compliance Officer of Brantley Capital Corporation:

                  During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Company's Code of
         Ethics:


===========================================================================================================================
                                                                        Nature of
                                            Number of Shares or        Transaction                   Broker/Dealer or
                             Date of         Principal Dollar        (Purchase Sale,                Bank Through Whom
   Title of Security       Transaction     Amount of Transaction         Other)           Price          Effected
   -----------------       -----------     ---------------------         ------           -----          --------
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

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===========================================================================================================================


                  This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, and (ii) other transactions not required to be reported.



Dated:                                      Signature:
        -----------------------------                 -------------------------

                                            Name:
                                                  -----------------------------